Exhibit 99.1

Central European Distribution Corporation Announces Third Quarter 2007 Results; Raises 2007 Full Year

Guidance

Bala Cynwyd, Pennsylvania October 30, 2007: Central European Distribution Corporation (NASDAQ: CEDC) today announced its results for fiscal third quarter 2007. Net sales for the third quarter 2007 increased 28% to $299.6 million from $233.9 million reported for the same period in 2006. Comparable net income increased by 56% to $18.3 million from $11.7 million for the same period in 2006.

On a comparable basis, CEDC announced net income of $ 18.3 million, or $0.45 per fully diluted share for the third quarter 2007, as compared to $11.7 million or $0.33 per fully diluted share for the same period in 2006. On a U.S. GAAP basis (as hereinafter defined), CEDC announced net income of $17.0 million or $0.42 per fully diluted share for the third quarter of 2007, as compared to net income of $15.4 million, or $0.43 per fully diluted share, for the same period in 2006. The major differences between the U.S. GAAP net income and comparable non-GAAP net income reflects unrealized foreign exchange movements relating to our Senior Secured Notes and other charges which are non recurring or not reflective of the ongoing performance of our business operations. For a reconciliation of comparable non-GAAP net income to the net income reported under United States Generally Accepted Accounting Principles (“GAAP”), please see the section “Unaudited Reconciliation of Non-GAAP Measures” below. The weighted average number of shares used for calculating diluted earnings per share for third quarter 2007 was 40.8 million compared to 36.0 million for the third quarter 2006.

Some of the Company’s key financial highlights for the third quarter 2007 compared to the same quarter last year include the following:

•	Net sales up 28%

•	Organic sales growth of 22%

•	Operating income up 18%

•	Comparable net income up 56%

•	Exclusive import portfolio growth of 49%

Mr. William Carey, CEO and President, said, “The strong growth of our branded portfolio coupled with the market share gains made in our distribution business has delivered another quarter of strong performance from top to bottom line. The 49% growth in our import portfolio continues to highlight the consumer premiumization that is going in the marketplace.”

Mr. Carey continued, “With our recent signing of new distribution agreements in Poland, we are continuing to see accelerated growth in our distribution business. As a result of this accelerated growth, we are raising our full year 2007 net sales guidance from $1.13 - $1.18 billion to $1.17 - $1.20 billion, and our full year 2007 comparable fully diluted earnings per share guidance from $1.57 - $1.73 to $1.65 - $1.79.”

The fully diluted earnings per share guidance above is presented on a comparable basis, similar to the non-GAAP comparable earnings as reported for the quarter. The major differences between the U.S. GAAP net income guidance and comparable non-GAAP net income guidance reflects unrealized foreign exchange movements relating to our Senior Secured Notes and other non recurring charges. For a reconciliation of comparable non-GAAP net income to the net income reported under United States Generally Accepted Accounting Principles (“GAAP”), please see the section “Unaudited Reconciliation of Non-GAAP Measures” below.

CEDC has reported net income and fully diluted net income per share information in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable non-GAAP net income. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results and guidance on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

CEDC is the largest vodka producer in Poland by value and produces the Absolwent, Zubrowka, Bols and Soplica brands, among others. CEDC currently exports Zubrowka to European and Asian markets.

CEDC also is the leading distributor by volume and a leading importer by value of alcoholic beverages in Poland. CEDC operates 16 distribution centers and 76 satellite branches throughout Poland. CEDC imports many of the world’s leading brands to Poland, including brands such as Rémy Martin, Metaxa, Jim Beam, Sauza Tequila, Grant’s, E&J Gallo, Sutter Home, Torres, Penfolds and Concha y Toro wines, Corona, Foster’s, and Guinness Stout beers and Evian.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2006, and in other documents filed by CEDC with the Securities and Exchange Commission.

Contact:

Jim Archbold,

Investor Relations Officer

Central European Distribution Corporation

610-660-7817

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

(Amount in columns expressed in thousands)

	September 30, 2007	December 31, 2006
ASSETS
Current Assets
Cash and cash equivalents	$97,362	$159,362
Accounts receivable, net of allowance for doubtful accounts of $27,300 and $24,354 respectively	196,962	224,575
Inventories	111,528	89,522
Prepaid expenses and other current assets	14,476	24,299
Deferred income taxes	2,060	5,336

Total Current Assets	422,388	503,094

Intangible assets, net	500,850	371,624
Goodwill, net	444,299	398,005
Property, plant and equipment, net	71,590	49,801
Deferred income taxes	16,636	3,305
Other assets	744	204

Total Assets	$1,456,507	$1,326,033

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$118,225	$138,585
Bank loans and overdraft facilities	35,182	24,656
Income taxes payable	4,334	2,975
Taxes other than income taxes	76,171	94,985
Other accrued liabilities	61,375	57,620
Current portions of obligations under capital leases	1,699	2,005

Total Current Liabilities	296,986	320,826

Long-term debt, less current maturities	112,784	8
Long-term obligations under capital leases	2,239	1,122
Long-term obligations under Senior Secured Notes	333,879	393,434
Deferred income taxes	91,833	68,275

Total Long Term Liabilities	540,735	462,839

Minority interests	473	21,395

Stockholders’ Equity
Common Stock ($0.01 par value, 80,000,000 shares authorized, 40,403,771 and 38,691,635 shares issued at September 30, 2007 and December 31, 2006, respectively)	404	387
Additional paid-in-capital	426,257	374,985
Retained earnings	159,899	128,084
Accumulated other comprehensive income	31,903	17,667
Less Treasury Stock at cost (246,037 shares at September 30, 2007 and December 31, 2006)	(150)	(150)

Total Stockholders’ Equity	618,313	520,973

Total Liabilities and Stockholders’ Equity	$1,456,507	$1,326,033

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

(Amount in columns expressed in thousands, except share and per share information)

	Three months ended		Nine months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
PROFIT AND LOSS
Sales	$368,910	$298,566	$992,056	$818,075
Excise taxes	(69,311)	(64,664)	(195,607)	(172,027)
Net Sales	299,599	233,902	796,449	646,048
Cost of goods sold	237,892	183,198	632,870	512,104

Gross Profit	61,707	50,704	163,579	133,944

Operating expenses	33,297	26,662	91,104	73,299

Operating Income	28,410	24,042	72,475	60,645

Non operating income / (expense), net
Interest (expense), net	(9,337)	(7,931)	(26,291)	(23,846)
Other financial income / (expense), net	(1,110)	5,856	(6,672)	(1,734)
Other non operating income / (expense), net	1,006	(139)	(1,008)	1,337

Income before taxes	18,969	21,828	38,504	36,402

Income tax expense	1,943	3,929	5,628	6,350
Minority interests	6	2,461	1,061	6,690

Net income	$17,020	$15,438	$31,815	$23,362

Net income per share of common stock, basic	$0.42	$0.43	$0.80	$0.66

Net income per share of common stock, diluted	$0.42	$0.43	$0.79	$0.65

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)

(Amount in columns expressed in thousands)

	Nine months ended September 30,
	2007	2006
CASH FLOW
Operating Activities
Net income	$31,815	$23,362
Adjustments to reconcile net income to net cash provided by / (used in) operating activities:
Depreciation and amortization	7,292	6,858
Deferred income taxes	(9,355)	(2,254)
Bad debt provision	239	752
Minority interests	1,061	6,690
Hedge valuation	—	(11,772)
Unrealized foreign exchange (gains) / losses	(4,414)	13,508
Cost of debt extinguishment	11,869	—
Stock options expense	1,424	959
Other non cash items	1,051	—
Changes in operating assets and liabilities:
Accounts receivable	46,427	57,388
Inventories	(6,213)	8,924
Prepayments and other current assets	6,297	2,632
Trade accounts payable	(35,667)	(33,304)
Other accrued liabilities and payables	(21,508)	(18,505)

Net Cash provided by Operating Activities	30,318	55,238

Investing Activities
Investment in fixed assets	(22,342)	(6,978)
Proceeds from the disposal of fixed assets	2,647	909
Investment in trademarks	—	(1,210)
Refundable purchase price related to Botapol acquisition	5,000	—
Acquisitions of subsidiaries, net of cash acquired	(141,000)	(22,403)

Net Cash used in Investing Activities	(155,695)	(29,682)

Financing Activities
Borrowings on bank loans and overdraft facility	132,524	16,647
Payment of bank loans and overdraft facility	(25,207)	(19,505)
Payment of long-term borrowings	(7)	—
Payment of Senior Secured Notes	(95,440)	—
Hedge closure	—	(4,677)
Movements in capital leases payable	329	(1,865)
Issuance of shares in public placement	42,355	—
Proceeds from sales of financial assets, net	—	1,891
Options exercised	1,117	801

Net Cash provided by Financing Activities	55,671	(6,708)

Currency effect on brought forward cash balances	7,706	4,384
Net Increase / (Decrease) in Cash	(62,000)	23,232
Cash and cash equivalents at beginning of period	159,362	60,745

Cash and cash equivalents at end of period	$97,362	$83,977

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except share and per share information)

	Three Months Ended Sep 30,		Nine Months Ended Sep 30,
	2007	2006	2007	2006
GAAP net income/(loss)	$17,020	$15,438	$31,815	$23,362
Foreign exchange impact and hedge revaluation	896	(4,368)	(4,151)	1,780	(A)
Other acquisition related costs	—	—	1,045	—	(B)
Cost associated with early retirement of debt	—	—	9,609	—	(C)
Impact of expensing stock options	388	374	1,140	778	(D)
Other non recurring costs	—	298	307	374	(E)

Comparable non-GAAP net income	$18,304	$11,742	$39,765	$26,294

Comparable net income per share of common stock, basic	$0.46	$0.33	$1.00	$0.74
Comparable net income per share of common stock, diluted	$0.45	$0.33	$0.98	$0.73

Full Year Guidance, 12 Months Ending December 31,	2007
Range for GAAP Fully Diluted Earnings per Share	$1.44 - $1.58

Foreign exchange impact and hedge revaluation	(0.10	)(A)
Other acquisition related costs	0.03	(B)
Cost associated with early retirement of debt	0.23	(C)
Impact of expensing stock options	0.04	(D)
Other non recurring costs	0.01	(E)

Range for Comparable non-GAAP Fully Diluted Earnings per Share	$1.65 - $1.79

Comparable measures are provided as additional information as management believes this information provides investors with better insight on underlying business trends and results in order to evaluate ongoing financial performance. Descriptions of these items are presented below:

A.	Represents the net after tax impact of the foreign currency revaluation related to our Senior Secured Notes and mark to market revaluation of financing related hedges as of September 30, 2007. The impact of foreign exchange revaluation will change, which may have a material effect on our financial results.
B.	Represents other miscellaneous costs incurred in 2007, directly related to the tender for additional shares of Polmos Bialystok and other acquisitions.
C.	Represents the net after tax impact associated with the early retirement of 20% of CEDC’s outstanding Senior Secured Notes, including an 8% one-time redemption premium payment to the Noteholders and write-off of prepaid financing costs.
D.	On January 1, 2006 CEDC adopted SFAS 123(R) and began to expense stock options. This amount represents the net after tax impact of the expensing of stock options.
E.	Represents one time charge for early retirement incentive program in 2007 and cost incurred with the potential acquisition of Polmos Lublin which was not completed in 2006